EXHIBIT 4.1

COMMON STOCK	COMMON STOCK
PAR VALUE $0.0001	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP

PARTNERS TRUST FINANCIAL GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

SPECIMEN

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.0001 PAR VALUE PER SHARE

OF PARTNERS TRUST FINANCIAL GROUP, INC.

The shares represented by this certificate are transferable only on the stock transfer books of Partners Trust Financial Group, Inc. by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issue and shall be held subject to all the provisions of the Certificate of Incorporation of Partners Trust Financial Group, Inc. and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IN WITNESS WHEREOF, Partners Trust Financial Group, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

President	[SEAL]	Secretary

COUNTERSIGNED AND REGISTERED:

TRANSFER AGENT

BY:

[REVERSE]

PARTNERS TRUST FINANCIAL GROUP, INC.

The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of Partners Trust Financial Group, Inc., as from time to time may be amended (copies of which are on file at the principal office of Partners Trust Financial Group, Inc.), to all of which the holder by acceptance hereof, assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

The Board of Directors of Partners Trust Financial Group, Inc. is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereof.

The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that, upon the effective date of the reorganization of SBU Bank as a subsidiary of Partners Trust Financial Group, Inc., in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the “10% Limit”), be entitled or permitted to any vote in respect of shares held in excess of the 10% Limit.

Stockholders may only take actions required or permitted to be taken by such stockholders at duly called annual or special stockholder meetings, and may not do so by written consent, unless such consent is unanimous. Stockholders may only call a special stockholders meeting if the holders of at least 66 2/3% of the voting stock of Partners Trust Financial Group, Inc. agree to do so.

No person may acquire control (the power to vote or direct the voting of 25% or more of the voting stock of Partners Trust Financial Group, Inc.) of Partners Trust Financial Group, Inc. at any time, unless such acquisition has been previously approved by the affirmative vote of the holders of at least 66 2/3 percent of the voting stock of Partners Trust Financial Group, Inc. at a stockholders meeting called for such purpose. Violation of this provision will cause such person’s excess shares of stock to be considered “excess shares,” and such excess shares will not be entitled to vote on any matter, take other stockholder action, be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or be transferable except with the approval of the Board of Directors. This provision does not apply to an acquisition or offer to acquire securities of Partners Trust Financial Group, Inc. by underwriters in connection with a public offering of such securities or by any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of Partners Trust Financial Group, Inc. or any of its subsidiaries.

The shares represented by this certificate may not be cumulatively voted in the election of directors. The affirmative vote of the holders of at least 80% of the total number of outstanding shares of voting stock of Partners Trust Financial Group, Inc. and the holders of at least two-thirds of the total voting power of the then outstanding voting shares of voting stock of Partners Trust Financial Group, Inc., excluding shares held by interested stockholders (which generally includes any person who is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding voting stock of Partners Trust Financial Group, Inc.), is required to approve certain business combinations and other transactions with interested stockholders. Amendment of certain provisions of the Certificate of Incorporation requires the affirmative vote of at least 66 2/3% or 80% of the then outstanding shares of stock of Partners Trust Financial Group, Inc. entitled to vote thereon.

Partners Trust Financial Group, Inc. will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to Partners Trust Financial Group, Inc. or to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common		UNIF GIFT MIN ACT - - custodian
(Cust) (Minor)
TEN ENT - as tenants by the entirety		under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [            ]

(please print or typewrite name and address including postal zip code of assignee)

                                                      shares of the common stock represented by this Certificate, and do hereby irrevocably constitute and appoint                              as Attorney to transfer the said shares on the books of Partners Trust Financial Group, Inc. with full power of substitution in the premises.

Dated:	NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15